Exhibit 99.2

Benitec Biopharma Inc. Announces Closing of $18 Million Underwritten Public Offering

HAYWARD, Calif., Sept. 16, 2022 (GLOBE NEWSWIRE) — Benitec Biopharma Inc. (Nasdaq: BNTC) (“Benitec” or “the Company”), a development-stage, gene therapy-focused, biotechnology company developing novel genetic medicines based on its proprietary DNA-directed RNA interference (“ddRNAi”) platform, today announced it closed its previously announced underwritten public offering of 29,809,471 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and accompanying warrants to purchase up to 29,809,471 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) was sold together with one common warrant to purchase one share of common stock at a combined offering price of $0.60. The warrants will be exercisable commencing on the effective date of an increase in our authorized shares of common stock at an exercise price of $0.66 per share of common stock and will expire on the fifth anniversary of such initial exercise date.

The aggregate gross proceeds to Benitec from the public offering were approximately $17.9 million prior to deducting underwriting discounts, commissions and other estimated offering expenses. The Company intends to use the net proceeds from this financing for the clinical development of BB-301, including the natural history lead-in study and the Phase 1b/2a BB-301 treatment study, for the continued advancement of development activities for other existing and new product candidates, for general corporate purposes and for strategic growth opportunities.

JMP Securities, A Citizens Company, acted as sole book-running manager for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities (other than the shares of common stock issuable upon exercise of the common warrants) on September 12, 2022. A final prospectus relating to this offering was filed with the SEC. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, CA 94111, Attention: Prospectus Department, or by calling (415) 835-8985, or by email at syndicate@jmpsecurities.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Benitec Biopharma Inc.

Benitec Biopharma Inc. (“Benitec” or the “Company”) is a development-stage biotechnology company focused on the advancement of novel genetic medicines with headquarters in Hayward, California. The proprietary platform, called DNA-directed RNA interference, or ddRNAi, combines RNA interference, or RNAi, with gene therapy to create medicines that facilitate sustained silencing of disease-causing genes following a single administration. The Company is developing ddRNAi-based therapeutics for chronic and life-threatening human conditions including Oculopharyngeal Muscular Dystrophy (OPMD). A comprehensive overview of the Company can be found on Benitec’s website at www.benitec.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the offering. No assurance can be given that the proceeds of the offering will be used as indicated. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Benitec’s filings with the SEC. Benitec’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Benitec expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Benitec’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contacts:

William Windham

VP, Solebury Strategic Communications

Phone: 646-378-2946

Email: wwindham@soleburystrat.com